Exhibit 99.1

CONTACT:

Brainerd Communicators

Michele Clarke (Media)

clarke@braincomm.com

Corey Kinger (Investors)

kinger@braincomm.com

212.986.6667

TMNG GLOBAL REPORTS 2007 FOURTH QUARTER AND FULL YEAR RESULTS

- Fourth Quarter Revenue Increases over 140%; Fourth Quarter GAAP Diluted EPS of $0.01 and Non-GAAP Diluted EPS of $0.07 -

Overland Park, KS – February 25, 2008 – TMNG Global (Nasdaq: TMNG), a leading provider of management consulting and software solution services to the global communications, media and entertainment industries, reported financial results for its 2007 fourth quarter and full year ended December 29, 2007.

Revenues in the fourth quarter of 2007 were $20.8 million, up 142% over revenues of $8.6 million in the prior year period, reflecting the contribution of our acquisitions of TWG Consulting, RVA Consulting and Cartesian, our software solutions segment, as well as strong performance from organic management consulting. During the quarter, TMNG’s gross margin was 47.4%, compared with 48.7% in the fourth quarter of 2006.

TMNG Global reported net income of $480,000, or $0.01 per diluted share for the fourth quarter of 2007, compared to a net loss of ($5.1) million, or ($0.14) per diluted share in last year’s fourth quarter. After adjusting for expenses related to the review of the Company’s option granting practices, as well as the after-tax impact of non-cash expense related to depreciation, amortization and share-based compensation, TMNG Global generated non-GAAP adjusted net income of $2.7 million, or $0.07 per diluted share, during the fourth quarter of 2007. The comparable non-GAAP adjusted net loss for the fourth quarter of fiscal 2006 was ($1.9) million, or ($0.05) per diluted share.

The Company ended the fourth quarter with cash and short-term investments of $27.1 million, working capital of approximately $32.1 million, no long-term debt, and stockholders’ equity of $55.8 million.

“TMNG Global has re-emerged as a differentiated provider of solutions to an array of communications, media, entertainment and other companies grappling with convergent technologies. This past year was pivotal in this re-emergence, as evidenced by the successful completion of three acquisitions, the diversification of our client base and exiting 2007 with a return to profitability,” said Rich Nespola, TMNG Global Chairman and CEO. “Structurally, our business is healthier and more diverse both by service line and geography, with a strengthening revenue base supported by a global clientele and a better leveraged operating model that allows flexibility. Our focus in 2008, with the encouragement of our Board of Directors, is to continue building the business both organically and through acquisition to deliver sustained growth and profitability in the years ahead. While the economic environment is uncertain, our near-term book of business looks strong.”

Financial Results for the Fifty-Two Weeks Ended December 29, 2007

For the fifty-two weeks ended December 29, 2007, revenues increased 111% to $71.9 million, compared with $34.0 million in 2006. For the year, revenues from our Cartesian, RVA and TWG acquisitions contributed approximately $34.6 million in revenues. TMNG’s gross margin was 46.8% for the year, compared with 48.4% in 2006.

Net loss for the fifty-two weeks ended December 29, 2007 was ($2.3) million or ($0.07) per diluted share, compared with a net loss of ($12.4) million or ($0.35) per diluted share a year-ago. Non-GAAP net income, adjusted for a tax-related gain recorded in the third quarter of 2007, expenses related to the review of the Company’s option granting practices, as well as the after-tax impact of non-cash expense related to depreciation, amortization and share-based compensation, was approximately $5.0 million, or $0.14 per diluted share, for the full year of 2007. The comparable non-GAAP adjusted net loss for 2006 was ($5.7) million, or ($0.16) per diluted share.

In addition to reporting net income (loss) and net income (loss) per share on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedule entitled “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss)” that accompanies this press release. In making these non-GAAP adjustments, the Company took into account the impact of certain items that are generally not expected to be on-going in nature and certain non-cash expenses and benefits, including tax effects as applicable. Management believes the exclusion of these items provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating Company performance utilizing GAAP financial information. The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand TMNG’s comparative operating performance for the periods presented.

TMNG’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period. TMNG’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Although TMNG’s management believes non-GAAP financial measures are useful in evaluating the performance of its business, TMNG acknowledges that items excluded from such measures may have a material impact on the Company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and other users of our financial information should also consider the above factors when evaluating TMNG’s results.

Conference Call

The Company will host a conference call at 5:00 p.m. ET today to discuss 2007 fourth quarter and full year results. Investors can access the conference call via a live webcast on the company’s website, www.tmng.com, or by dialing 800-860-2442 in the United States or 412-858-4600 from international locations and referencing the TMNG Global call. A replay of the conference call will be archived on the company’s website for one week. Additionally, a replay of the call will be available by dialing 877-344-7529, passcode 415984, through March 3, 2008.

About TMNG Global

TMNG Global (NASDAQ: TMNG) is a leading provider of professional services to the converging communications industry. Its companies, TMNG, CSMG, Cartesian, RVA Consulting, and TWG Consulting, and its base of over 500 consultants, have provided strategy, management, and technical consulting, as well as products and services, to more than 1200 communications service providers, entertainment, media, and technology companies and financial services firms worldwide.  The company is headquartered in Overland Park, Kansas, with offices in Boston, Chicago, London, New Jersey, New York, Shanghai and Washington, D. C.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, the ability of the Company to successfully integrate recent acquisitions, conditions in the telecommunications industry, overall economic and business conditions, the demand for the Company’s services, the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in TMNG’s filings with the Securities and Exchange Commission, including the risks described in “Risk Factors” under Item 1A in TMNG’s periodic reports filed with the SEC, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 30, 2006 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. TMNG does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

(Please see attached financial tables)

THE MANAGEMENT NETWORK GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 29,	December 30,	December 29,	December 30,
	2007	2006	2007	2006
Revenues	$20,828	$8,618	$71,875	$34,013

Cost of services (includes net non-cash
share-based compensation expense
of $178 and $46 for the thirteen weeks
ended December 29, 2007 and December 30,
2006, respectively, and $302 and $560
for the fifty-two weeks ended December 29,
2007 and December 30, 2006, respectively)	10,955	4,420	38,263	17,549

Gross Profit	9,873	4,198	33,612	16,464

Operating Expenses:
Selling, general and administrative (includes
net non-cash share-based compensation
expense of $556 and $138 for the
thirteen weeks ended December 29,
2007 and December 30, 2006,
respectively, and $1,145 and $2,297
for the fifty-two weeks ended December 29,
2007 and December 30, 2006, respectively)	8,945	6,865	31,723	27,443
Special Committee investigation	109	720	2,560	720
Intangible asset amortization	1,463	120	3,612	686
Goodwill, intangible and long-lived
asset impairment		2,074		2,074
Legal settlement				(31)
Total operating expenses	10,517	9,779	37,895	30,892
Loss from operations	(644)	(5,581)	(4,283)	(14,428)
Other income:
Interest income	361	502	1,546	2,111
Other, net			452	(1)
Total other income	361	502	1,998	2,110
Loss before income tax provision	(283)	(5,079)	(2,285)	(12,318)
Income tax benefit (provision)	763	(13)	(52)	(52)
Net income (loss)	$480	$(5,092)	$(2,337)	$(12,370)

Income (loss) per common share:
Basic and diluted	$0.01	$(0.14)	$(0.07)	$(0.35)

Weighted average shares used in calculation of
net income (loss) per common share:
Basic	36,124	35,677	35,868	35,699
Diluted	36,402	35,677	35,868	35,699

THE MANAGEMENT NETWORK GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	December 29,	December 30,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,022	$11,133
Short-term investments	17,125	27,200
Receivables:
Accounts receivable	13,044	5,063
Accounts receivable — unbilled	7,804	3,654
	20,848	8,717
Less: Allowance for doubtful accounts	(562)	(378)
	20,286	8,339
Prepaid and other current assets	1,763	2,257
Total current assets	49,196	48,929

Property and equipment, net	1,784	846
Goodwill	13,365	13,365
Licenses and identifiable intangible assets, net	11,605	1,189
Other assets	616	967
Total Assets	$76,566	$65,296

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$1,927	$1,446
Accrued payroll, bonuses and related expenses	5,038	1,965
Other accrued liabilities	2,466	1,986
Income tax liabilities	861	271
Deferred revenue	3,554	33
Accrued contingent consideration	1,616
Unfavorable and other contractual obligations	1,668	649
Total current liabilities	17,130	6,350

NONCURRENT LIABILITIES:
Deferred income tax liabilities	1,368
Unfavorable and other contractual obligations	1,716	2,189
Other noncurrent liabilities	524
Total noncurrent liabilities	3,608	2,189

Total stockholders’ equity	55,828	56,757
Total Liabilities and Stockholders’ Equity	$76,566	$65,296

THE MANAGEMENT NETWORK GROUP, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED NET INCOME (LOSS)

(unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 29,	December 30,	December 29,	December 30,
	2007	2006	2007	2006
Reconciliation of GAAP net income (loss) to non-GAAP adjusted net income (loss):
GAAP net income (loss)	$480	$(5,092)	$(2,337)	$(12,370)

Special Committee investigation	109	720	2,560	720
Depreciation and amortization	1,814	210	4,872	1,094
Gain on settlement of foreign withholding tax dispute			(452)
Goodwill, intangible and long-lived asset impairment		2,074		2,074
Legal settlement				(31)
Non-cash share based compensation expense	734	184	1,447	2,857
Tax effect of applicable non-GAAP adjustments	(462)		(1,078)
Adjustments to GAAP net income (loss)	2,195	3,188	7,349	6,714

Non-GAAP adjusted net income (loss)	$2,675	$(1,904)	$5,012	$(5,656)

Reconciliation of GAAP net income (loss) per diluted common share to non-GAAP adjusted net income (loss) per diluted common share:
GAAP net income (loss) per diluted common share	$0.01	$(0.14)	$(0.07)	$(0.35)

Special Committee investigation	0.00	0.02	0.07	0.02
Depreciation and amortization	0.05	0.01	0.14	0.03
Gain on settlement of foreign withholding tax dispute	(0.01)
Goodwill, intangible and long-lived asset impairment		0.06		0.06
Legal settlement				(0.00)
Non-cash share based compensation expense	0.02	0.00	0.04	0.08
Tax effect of applicable non-GAAP adjustments	(0.01)		(0.03)
Adjustments to GAAP net income (loss) per diluted common share	0.06	0.09	0.21	0.19

Non-GAAP adjusted net income (loss) per diluted common share	$0.07	$(0.05)	$0.14	$(0.16)

Weighted average shares used in calculation of diluted net income (loss) per common share	36,402	35,677	35,868	35,699

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